UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2013

TEL Offshore Trust

(Exact name of registrant as specified in its charter)

Texas	1-6910	76-6004064
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation )	File Number)	Identification No.)

The Bank of New York Mellon Trust Company, N.A., Trustee
919 Congress Avenue
Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 852-1422

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operation and Financial Condition.

On September 23, 2013, the Registrant issued a press release (the “Press Release”) announcing that there will be no trust distribution for the third quarter of 2013 for unitholders of record on September 30, 2013.   The Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Pursuant to General Instruction B.2 of Form 8-K and Securities and Exchange Commission Release No. 33-8176, except for portions of the Press Release described in Item 8.01, the information included in the Press Release attached as Exhibit 99.1 is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, but is instead furnished for purposes of that instruction.

Item 8.01 Other Events.

As previously announced by the Registrant, Chevron U.S.A. Inc. (“Chevron”), as the managing general partner of the TEL Offshore Trust Partnership (the “Partnership”), has commenced a formal auction process for the sale by the Partnership of a portion of the Partnership’s remaining overriding royalty interest in certain oil and gas properties located offshore Louisiana.  As set forth in the attached press release, the Registrant has announced that it is extending the deadline to submit bids for the auction until October 3, 2013.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit 99.1                              TEL Offshore Trust’s Press Release dated September 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEL Offshore Trust
	By:	The Bank of New York Mellon Trust Company, N.A.,
as Trustee

Date: September 23, 2013	By:	/s/ Michael J. Ulrich
Michael J. Ulrich
Vice President and Trust Officer

EXHIBIT INDEX

Exhibit	Description

99.1	TEL Offshore Trust’s Press Release dated September 23, 2013.